EXHIBIT 10.28

SUBSCRIPTION AGREEMENT

Applied DNA Sciences, Inc.
25 Health Sciences Drive, Suite 113
Stony Brook,  New York 11790

Gentlemen and Ladies:

The undersigned (the “Subscriber”) hereby subscribes for ____________ (___) shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”) of Applied DNA Sciences, Inc., a Delaware corporation (the “Company”) at a cash purchase price per share of $0.0475, for an aggregate purchase price of $____________.

1.             Subscription. Subject to the terms and conditions hereof, the Subscriber agrees to pay $_______________ by check or wire transfer of immediately available funds as consideration for the Subscriber’s Shares.  The Subscriber tenders herewith a check made payable at the direction of the Company or wire transfer, in the amount of $_______________.  The Subscriber acknowledges and agrees that this subscription is irrevocable by the Subscriber but is subject to acceptance by the Company.  The Subscriber understands and agrees that a placement fee of up to 7% of the proceeds of this subscription and certain expenses may be paid by the Company and warrants to purchase shares of the Company’s Common Stock equal to 8% of the Shares may be issued by the Company, to a placement agent in connection with this subscription (“Placement Agent”).

2.             Subscription Compliance.  The Subscriber agrees that this subscription is subject to the following terms and conditions:

The Company shall have the right, in its sole discretion, to: (i) accept or reject this subscription; (ii) determine whether this Subscription Agreement has been properly completed by the Subscriber and (iii) determine whether the Subscriber has met all of the Company’s requirements for investment in the Shares.  If the Company deems this subscription to be defective, deficient or otherwise non-compliant with the terms of this offering, the Subscriber’s funds will be returned promptly to the Subscriber without interest or deduction.

3.             Anti-Dilution Protection.

a.  In the event that the Company issues shares of Common Stock to investors prior to December 31, 2011 at a cash purchase price per share less than $0.0475 (a “Subsequent Issuance”), the Company shall issue to the Subscriber such amount of additional shares of Common Stock such that the Subscriber will have received a total amount of shares of Common Stock equal to the amount of shares of Common Stock the Subscriber would have received if the cash purchase price per share pursuant to this Subscription Agreement was equal to the price paid per share of Common Stock by investors in the Subsequent Issuance (the “Adjusted Price Per Share”).  For the avoidance of doubt, the number of additional shares of Common Stock to be issued by the Company to the Subscriber shall be the difference between the number of shares of Common Stock the Subscriber would have received at the Adjusted Price Per Share less the Shares purchased pursuant to this Subscription Agreement.

b.  In the event the Company sells shares of its Common Stock or securities convertible into shares of Common Stock in a third party financing (“Offered Securities”), the Subscriber shall have the right to purchase that portion of the Offered Securities as the number of shares of Common Stock or securities convertible into Common Stock then held by Subscriber bears to the total number of shares of Common Stock of the Company on a fully-diluted basis (“Pro Rata Share”). Such purchase shall be at the price and on such other terms as shall have been or shall propose to have been issued to such third party investors which shall have been specified by the Company in writing or e-mail transmission delivered to Subscriber (“Notice”). Subscriber shall have ten (10) days subsequent to receipt of the Notice to notify the Company whether Subscriber chooses to purchase its Pro Rata Share (or portion thereof) of the Company’s issuance. Such purchase, if any, shall be completed within five (5) days after Subscriber’s notification to the Company. The Subscriber’s rights in this section shall not apply to Common Stock issued as a stock dividend, shares of capital stock or securities convertible thereto issued to employees, officers, directors or consultants,  securities issued pursuant to the acquisition of another entity by the Company by merger or purchase of substantially all of such entity’s stock or assets if such acquisition is approved by the Board of Directors, any securities issued in connection with a strategic partnership, joint venture or other similar agreement approved by the Board of Directors, securities issued in connection with a bank loan or lease with a financial institution, or capital stock issued pursuant to convertible securities outstanding on the date hereof. The right set forth herein shall terminate when Subscriber no longer holds five percent (5%) of the then issued and outstanding shares of the Company’s Common Stock (including on an as-converted basis any securities convertible into the Company’s Common Stock).

4.            Receipt of Information.

a.
The Subscriber and Subscriber’s purchaser representative, if any, have received a copy of the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, if any.  The Subscriber, either alone or together with Subscriber’s purchaser representative, if any, have such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Company.

b.
The Subscriber and Subscriber’s representative, if any, have had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering of the Shares by the Company and to obtain any additional information Subscriber has requested which is necessary to verify the accuracy of the information furnished to the Subscriber concerning the Company and such offering.

5.             Litigation Disclosure.

The Company was recently served with a complaint in a lawsuit brought by Demodulation, Inc. against the Company, Corning Incorporated, Alfred University, Alfred Technology Resources, Inc. and certain unnamed individuals and corporations in the United States District Court of New Jersey.  The complaint alleges ten claims, only two of which are asserted against the Company.  In the complaint,  Demodulation alleges that it. was unable to bring its microwire technology to market due to the wrongful acts of defendants, who allegedly conspired to steal Demodulation, Inc.’s trade secrets and other intellectual property and to otherwise interfere in Demodulation, Inc.’s business opportunities.  The Company believes the complaint is  without merit as it applies to the Company and intends to vigorously defend the action.  The Company intends to file a motion to dismiss the complaint for failure to state a claim and on other grounds as well.

6.             Representations of Subscriber. In connection with the purchase of the Shares, the Subscriber hereby represents and warrants to the Company as follows:

a.	The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Act.

b.
The Shares are being purchased for the Subscriber’s own account without the participation of any other person, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for a resale in connection with, any distribution of the Shares or any portion thereof, nor is the undersigned aware of the existence of any distribution of the Company’s securities.  Furthermore, the undersigned has no present intention of dividing such Shares with others or reselling or otherwise disposing of any portion of such Shares, either currently or after the passage of a fixed or determinable period of time, or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

c.
The Subscriber has no need for liquidity with respect to his purchase of the Shares and is able to bear the economic risk of an investment in the Shares for an indefinite period of time and is further able to afford a complete loss of such investment.

d.	The Subscriber represents that his financial commitment to all investments (including his investment in the Company) is reasonable relative to his net worth and liquid net worth.

e.	The Subscriber recognizes that the Shares will be sold to the Subscriber without registration under any United States federal or other law relating to the registration of securities for sale.

f.
The Subscriber is aware that any resale of the Shares cannot be made except in accordance with the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom.

g.
The Subscriber represents and warrants that all offers and sales of the Shares shall be made pursuant to an exemption from registration under the Act or pursuant to registration under the Act, and the Subscriber will not engage in any hedging or short selling transactions with regard to the Shares.

h.
The Subscriber is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares but rather upon an independent examination and judgment as to the prospects of the Company.

i.
The Subscriber understands that the Company is an early stage company, has limited operating funds and has a limited operating history.  The Subscriber appreciates and understands the risks involved with investing in a Company with a limited operating history and has read and understands the risk factors and other information set forth in the Company’s Annual Report on Form 10-K, filed on December 15, 2010 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2010 and March 31, 2011.  This report and any future filings made with the SEC under Section 15(d) of the Securities Exchange Act of 1934, as amended, can be obtained by visiting the Securities and Exchange Commission’s website at http://www.sec.gov.  The Subscriber agrees that it is not relying on any other written information, including the Executive Summary, which may have been provided by the Company or the Company’s placement agent.

j.
The Subscriber represents, warrants and agrees that it will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available.  In particular, the Subscriber is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met.

k.
The Company, by and through itself and/or legal counsel, has made no representations or warranties as to the suitability of the Subscriber’s investment in the Company, the length of time the undersigned will be required to own the Shares, or the profit to be realized, if any, as a result of investment in the Company.  Neither the Company nor its counsel has made an independent investigation on behalf of the Subscriber, nor has the Company, by and through itself and counsel, acted in any advisory capacity to the Subscriber.

l.
The Company, by and through itself and/or legal counsel, has made no representations or warranties that the past performance or experience on the part of the Company, or any partner or affiliate, their partners, salesmen, associates, agents, or employees or of any other person, will in any way indicate the predicted results of the ownership of the Shares.

m.
The Company has made available for inspection by the undersigned, and his purchaser representative, if any, the books and records of the Company. Upon reasonable notice, such books and records will continue to be made available for inspection by investors upon reasonable notice during normal business hours at the principal place of business of the Company.

n.	The Shares were not offered to the Subscriber by means of publicly disseminated advertisement or sales literature, nor is the Subscriber aware of any offers made to other persons by such means.

o.
All information which the Subscriber has provided to the Company concerning the Subscriber is correct and complete as of the date set forth at the end of this Subscription Agreement, and if there should be any material adverse change in such information prior to receiving notification that this subscription has been accepted, the undersigned will immediately provide the Company with such information.

p.
The Subscriber has reviewed and agrees with the terms set forth in the term sheets for employment agreements for each of James A. Hayward (JAH) and Kurt Jensen (KJ) attached as Exhibit A hereto (the “Term Sheets”).  The Subscriber understands that the Company will be entering into employment agreements with each of James A. Hayward and Kurt H. Jensen substantially in accordance with the terms set forth in their respective Term Sheets as well as granting stock options, selling stock,  issuing restricted stock and taking other actions in accordance therewith, including but not limited to amending the 2005 Incentive Stock Plan to increase the authorized shares thereunder.

7.             Patriot Act Representations.   In connection with the purchase of the Shares, the Subscriber hereby makes the representations and warranties to the Company attached hereto as Annex 1 (“Patriot Act Representations”), and agrees to the terms and conditions thereof.  The Patriot Act Representations are hereby incorporated and made part of this Subscription Agreement.

8.             Agreements of Subscriber.  The Subscriber agrees as follows:

a.
The sale of the Shares by the Company has not been recommended by any United States federal or other securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement.

b.
The Shares will not be offered for sale, sold, or transferred other than pursuant to: (i) an effective registration under the Act or in a transaction otherwise in compliance with the Act; and (ii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

c.
The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration, and the information necessary to permit routine sales of securities of the Company under Rule 144 of the Act may not be available when you desire to resell them pursuant to Rule 144 of the Act. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Shares.

d.
The Company may, if it so desires, refuse to permit the transfer of the Shares unless the request for transfer is accompanied by an opinion of counsel acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the Act or the applicable securities laws of any other jurisdiction.

e.
A legend indicating that the Shares have not been registered under such securities laws and referring to the restrictions and transferability of the Shares may be placed on the certificates or instruments delivered to the Subscriber or any substitutes thereof and any transfer agent of the Company may be instructed to require compliance therewith.

9.             Closing.  The Subscriber understands and agrees that the Company intends to issue the Shares upon receipt by the Company of this Subscription Agreement, together with the Subscriber’s funds and certain other documents to be delivered to the Company by Subscriber.  The Subscriber further understands that there may be conditions to closing this subscription which if not met may result in the return of this subscription hereunder.

10.           Indemnification of the Company. The undersigned understands the meaning and legal consequences of the representations and warranties contained herein, and hereby agrees to indemnify and hold harmless, the Company, its respective agents, officers, managers and affiliates from and against any and all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they or any of them may incur by reason of the failure of the Subscriber to fulfill any of the terms of this Subscription Agreement, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any document provided by the Subscriber to the Company.

11.           Representative Capacity. If an investment in the Company is being made by a corporation, partnership, trust or estate, the undersigned individual signing on behalf of the Subscriber, represents that he has all right and authority, in his capacity as an officer, managing member, trustee, executor or other representative of such corporation, trust or estate, as the case may be, to make such decision to invest in the Company and to execute and deliver this Subscription Agreement on behalf of such corporation, trust or estate as the case may be, enforceable in accordance with its terms. The undersigned individual also represent that any such corporation, trust or estate was not formed for the purpose of buying the Shares hereby subscribed.

12.           Subscription Not Revocable. The undersigned hereby acknowledges and agrees that the undersigned is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and that this Subscription Agreement shall survive the dissolution, death or disability of the undersigned.

13.           Restrictions on Transferability. The undersigned understands and agrees that the Shares shall not be sold, pledged, hypothecated or otherwise transferred unless the Shares are registered under the Act and applicable state securities laws or an exemption from such registration is available.

14.           Governing Law. This Subscription Agreement is being delivered and is intended to be performed in the State of New York, and shall be construed and enforced in accordance with, and the law of such state shall govern the rights of parties.

15.           Numbers and Gender. In this Agreement, the masculine gender includes the feminine gender and the neuter and the singular includes the plural, where appropriate to the context.

THIS SPACE INTENTIONALLY LEFT BLANK

ANNEX 1

PATRIOT ACT REPRESENTATIONS

The Subscriber represents that all evidence of identity provided is genuine and all related information furnished is accurate.

The Subscriber hereby acknowledges that the Company and the Placement Agent seek to comply with all applicable anti-money laundering laws and regulations.  In furtherance of such efforts, the Subscriber hereby represents and agrees that: (i) no part of the funds used by the Subscriber to acquire the Shares have been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (ii) no payment to the Company by the Subscriber shall cause the Company or Placement Agent to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Executive Order 13224 (2001) (the “Patriot Act”) issued by the President of the United States and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.

The Subscriber represents and warrants that the amounts to be paid by the Subscriber to the Company will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs, including the List of Specially Designated Nationals and Blocked Persons, as such list may be amended from time to time, or any Executive Order administered by OFAC.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, certain programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC.  The Subscriber represents and warrants that, to the best of its knowledge, none of: (a) the Subscriber; (b) any person controlling or controlled by the Subscriber; (c) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or (d) any person for whom the Subscriber is acting as agent or nominee in connection with the purchase of the Interest is (i) a country, territory, individual or entity named on a list maintained by OFAC, (ii) a person prohibited under the OFAC Programs, (iii) a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below or (iv) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

The Subscriber further represents and warrants that the Subscriber: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence.

Neither the Subscriber nor any person directly or indirectly controlling, controlled by or under common control with the Subscriber is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

The Subscriber agrees to provide the Company and Placement Agent all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of the Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.  The Subscriber agrees to notify the Company and Placement Agent promptly if there is any change with respect to the representations and warranties provided herein.  The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and Placement Agent and its affiliates and agents of any information about the Subscriber or its constituents as the Company and Placement Agent reasonably deem necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

1
A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3
A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

terms are defined in the footnotes below or (iv) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

The Subscriber further represents and warrants that the Subscriber: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence.

Neither the Subscriber nor any person directly or indirectly controlling, controlled by or under common control with the Subscriber is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

The Subscriber agrees to provide the Company and Placement Agent all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of the Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.  The Subscriber agrees to notify the Company and Placement Agent promptly if there is any change with respect to the representations and warranties provided herein.  The Subscriber consents to the disclosure to regulators and law enforcement authorities by the Company and Placement Agent and its affiliates and agents of any information about the Subscriber or its constituents as the Company and Placement Agent reasonably deem necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

2